Exhibit 99.1

UPDATED: Page 12 of the company’s February 1, 2012 earnings release contained incorrect same store full year 2011 over full year 2010 turnover data. This version contains the corrected data.

Equity Residential Reports Full Year 2011 Results

Revenues Increase 5.0%; NOI Increases 7.7%

Provides Outlook for 2012 Performance

CHICAGO--(BUSINESS WIRE)--February 2, 2012--Equity Residential (NYSE: EQR) today reported results for the quarter and year ended December 31, 2011. All per share results are reported on a fully-diluted basis.

“We are extremely pleased with the 7.7% increase in same store net operating income delivered by our portfolio and our teams across the country in 2011,” said David J. Neithercut, Equity Residential’s President and CEO. “We are confident that multifamily fundamentals will remain strong as we see no let up in demand and little new supply which will keep retention high, vacancy low and rental rates on the rise.”

Fourth Quarter 2011

FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the fourth quarter of 2011 was $0.64 per share compared to $0.45 per share in the fourth quarter of 2010. The difference is due primarily to a fourth quarter 2010 non-cash impairment charge on certain land parcels of $45.4 million, or $0.15 per share.

For the fourth quarter of 2011, the company reported Normalized FFO of $0.65 per share compared to $0.61 per share in the same period of 2010. The difference is due primarily to:

•	the positive impact of $0.06 per share from higher same store net operating income (NOI) and $0.02 per share from higher NOI from properties in lease-up;

•	the negative impact of $0.06 per share from 2010 and 2011 transaction activity; and

•	the positive impact of approximately $0.02 per share from lower interest expense and other items.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. A reconciliation and definition of Normalized FFO are provided on pages 8 and 28 of this release and the company has included guidance for Normalized FFO on page 27 of this release.

For the fourth quarter of 2011, the company reported earnings of $0.33 per share compared to $0.65 per share in the fourth quarter of 2010. The difference is due primarily to lower gains from property sales in 2011 partially offset by the non-cash impairment charge on certain land parcels in 2010 described above.

Year Ended December 31, 2011

FFO for the year ended December 31, 2011 was $2.41 per share compared to $2.07 per share in the same period of 2010.

Normalized FFO for the year ended December 31, 2011 was $2.43 per share compared to $2.27 per share in the same period of 2010.

Earnings for the year ended December 31, 2011 were $2.95 per share compared to $0.95 per share in the same period of 2010.

Same Store Results

On a same store fourth quarter over fourth quarter comparison, which includes 105,861 apartment units, revenues increased 5.8%, expenses increased 2.8% and NOI increased 7.6%.

On a same store year over year comparison, which includes 101,312 apartment units, revenues increased 5.0%, expenses increased 0.6% and NOI increased 7.7%.

Acquisitions/Dispositions

During the fourth quarter of 2011, the company acquired 11 properties with a total of 3,669 apartment units for an aggregate purchase price of $681.3 million at a weighted average capitalization (cap) rate of 5.2%.

Also during the quarter, the company acquired four land parcels for future development, one in New York City, one in San Francisco, one in Seattle and one in Southern California, for an aggregate purchase price of $183.9 million. Included in this total amount is the $134.0 million paid for the land parcel in New York City for a co-development with Toll Brothers (NYSE: TOL). Equity Residential funded $76.1 million of this purchase price and $57.9 million was funded by Toll Brothers. See page 11 of this release for further discussion.

During the quarter, the company sold two consolidated properties, consisting of 817 apartment units, for an aggregate sale price of $98.8 million at a weighted average cap rate of 6.2% generating an unlevered internal rate of return (IRR), inclusive of management costs, of 12.6%.

During 2011, the company acquired 20 stabilized properties, consisting of 6,103 apartment units, for an aggregate purchase price of $1.34 billion at a weighted average cap rate of 5.2%. The company also acquired one property in lease-up consisting of 95 apartment units for $39.5 million.

During 2011, the company acquired six land parcels - one in New York City, two in Southern California, one in San Francisco, one in Seattle and one in Washington, D.C.- and entered into a long-term ground lease on a parcel in New York City, all for future development, for an aggregate purchase price of $202.3 million. Included in this total amount is the $57.9 million funded by Toll Brothers for the parcel in New York City described above.

During 2011, the company sold 47 consolidated properties, consisting of 14,345 apartment units, for an aggregate sale price of $1.48 billion at a weighted average cap rate of 6.5% generating an unlevered IRR, inclusive of management costs, of 11.1%.

Archstone

As previously disclosed, on December 2, 2011 the company entered into a contract with affiliates of Bank of America and Barclays PLC to acquire, for $1.325 billion, half of their interests - an approximately 26.5% interest overall - in Archstone, a privately-held owner, operator and developer of multifamily apartment properties. On January 20, 2012, Lehman Brothers, the other owner of Archstone, acquired this 26.5% interest pursuant to a right of first offer and as a result the company’s contract with the sellers was terminated.

Equity Residential now has the exclusive right, exercisable on or before February 19, 2012, to contract to purchase the remaining 26.5% interest in Archstone owned by the same sellers for a price, determined by the company, equal to $1.325 billion or higher. Any purchase of the remaining interest by the company would also be subject to Lehman’s right of first offer, and if Lehman were to exercise such right, the company would be entitled to a break-up fee of up to $80 million, depending on the purchase price.

In 2011, the company incurred Archstone-related expenses of approximately $4.4 million. Approximately $2.6 million of this total was financing-related and $1.8 million was pursuit costs. These expenses are included in the company’s FFO but not in its Normalized FFO.

Financing Activities

On December 12, 2011, the company closed a $1.0 billion unsecured note offering maturing December 15, 2021 with a coupon rate of 4.625% and an all-in effective interest rate of approximately 6.2% including the effect of fees and the termination of certain interest rate hedges. Proceeds from the issuance are being used to repay outstanding amounts on the company’s revolving credit facility, pay termination costs on interest rate swaps, fund maturing debt and for other corporate purposes.

On January 6, 2012, the company amended its $1.25 billion unsecured revolving credit facility to increase the available borrowings by $500 million to $1.75 billion. The expansion was intended to fund a portion of an Archstone acquisition until repaid from property disposition proceeds, but may be used for any corporate purpose. The terms of the facility did not change, including the July 13, 2014 maturity date.

Also on January 6, 2012, the company entered into a new senior unsecured $500 million delayed draw term loan facility with an interest rate of LIBOR plus a spread (currently 1.25%) which is dependent on the credit rating of the company’s long-term debt. The maturity date of the facility is January 4, 2013, subject to two one-year extension options exercisable by the company. The facility is currently undrawn and may be drawn anytime on or before July 4, 2012 and may be used to finance an Archstone acquisition, to repay the company’s existing $500 million term loan that matures in October 2012 or for other corporate purposes.

With the completion of these financing activities, the company terminated the $1.0 billion bridge loan facility that it obtained contemporaneously with entering into the Archstone contract.

During the fourth quarter of 2011, utilizing the company’s At-the-Market (ATM) share offering program, the company issued 827,686 common shares at an average price of $57.31 per share for total consideration of approximately $47.4 million. During 2011, the company issued approximately 3.9 million common shares at an average price of $52.23 per share for total consideration of approximately $201.9 million. During the first quarter of 2012, the company issued 201,284 common shares at an average price of $57.87 per share for total consideration of $11.6 million. The company will use the proceeds from these share sales primarily to fund its normal, ongoing investment activity, including development, and for general corporate purposes. The company has approximately 8.97 million common shares available for future issuance under this program. No additional ATM issuances are included in the company’s 2012 guidance.

As of January 31, 2012, the company had cash on hand of approximately $265.2 million, approximately $1.7 billion available on its revolving credit facility and $500 million available on its delayed draw term loan.

2011 Common Share Dividend

For the full year 2011, the company paid a dividend of $1.58 per share which, per the company’s stated policy, is approximately 65% of the company’s Normalized FFO per share for the year and a 7.5% increase over the 2010 dividend.

First Quarter 2012 Guidance

The company has established a Normalized FFO guidance range of $0.58 to $0.62 per share for the first quarter of 2012. The difference between the company’s fourth quarter 2011 Normalized FFO of $0.65 per share and the midpoint of the first quarter guidance range of $0.60 per share is primarily due to:

•	a negative impact of approximately $0.03 per share from lower total property NOI as a result of seasonally higher operating expenses; and

•	a negative impact of approximately $0.02 per share due to higher total interest expense due to higher debt balances.

Full Year 2012 Guidance

The company has established a Normalized FFO guidance range of $2.68 to $2.78 per share for the full year 2012. The assumptions underlying this guidance can be found on page 27 of this release. The difference between the company’s full-year 2011 Normalized FFO of $2.43 per share and the midpoint of the company’s guidance range of $2.73 per share for full year 2012 Normalized FFO is primarily due to:

•	a positive impact of approximately $0.28 per share from higher same store property NOI;

•	a positive impact of approximately $0.04 per share from higher non-same store property NOI including properties in lease-up;

•
a positive impact of approximately $0.01 per share, net, from the following factors impacting interest expense: benefits from $0.04 per share of higher capitalized interest due to increased development activity and $0.04 per share from lower secured debt balances in 2012 which are offset by $0.06 per share from increased interest expense due to higher unsecured debt balances in 2012, and by $0.01 per share due to costs from the company’s revolving credit facility expansion and delayed draw term loan; and

•
a negative impact of approximately $0.03 per share from a higher share count in 2012 due to the dilutive effect of stock-option exercises, an expected issuance of one million operating partnership units in connection with a planned acquisition and ATM activity to date.

The company’s 2012 guidance for Normalized FFO, FFO and earnings per share includes no impact, positive or negative, from the pursuit or acquisition of any interest in Archstone. Because Normalized FFO is designed to eliminate non-comparable items like pursuit costs and break-up fees, these items would not be included in Normalized FFO in any event.

2012 Common Share Dividend

The company expects to pay a dividend of $0.3375 per share for each of the first three quarters of 2012 and a fourth quarter dividend that would bring the full year amount to approximately 65% of the company’s Normalized FFO per share for the year.

Based on the company’s guidance range of $2.68 to $2.78 per share for 2012 Normalized FFO, the company estimates that its 2012 annual common share dividend would range from $1.74 to $1.81 per share. All future dividends remain subject to the discretion of the company’s Board of Trustees.

First Quarter 2012 Earnings and Conference Call

Equity Residential expects to announce first quarter 2012 results on Wednesday, April 25, 2012 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, April 26, 2012.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 427 properties located in 15 states and the District of Columbia, consisting of 121,974 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results took place on Thursday, February 2, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Year Ended December 31,		Quarter Ended December 31,
	2011	2010	2011	2010
REVENUES
Rental income	$1,980,437	$1,763,792	$516,913	$458,868
Fee and asset management	9,026	9,476	2,344	1,880

Total revenues	1,989,463	1,773,268	519,257	460,748

EXPENSES
Property and maintenance	416,723	402,078	103,465	99,717
Real estate taxes and insurance	222,427	211,621	54,835	51,922
Property management	82,133	80,087	19,744	20,317
Fee and asset management	4,279	4,998	1,072	756
Depreciation	646,963	613,146	166,849	157,301
General and administrative	43,606	39,881	11,144	8,852
Impairment	-	45,380	-	45,380

Total expenses	1,416,131	1,397,191	357,109	384,245

Operating income	573,332	376,077	162,148	76,503

Interest and other income	7,977	5,166	1,369	267
Other expenses	(14,557)	(11,928)	(5,239)	(2,415)
Interest:
Expense incurred, net	(469,237)	(468,306)	(114,366)	(120,136)
Amortization of deferred financing costs	(17,006)	(10,114)	(4,887)	(2,392)

Income (loss) before income and other taxes, (loss) from investments in unconsolidated entities, net gain (loss) on sales of unconsolidated entities and land parcels and discontinued operations	80,509	(109,105)	39,025	(48,173)
Income and other tax (expense) benefit	(728)	(292)	(59)	(9)
(Loss) from investments in unconsolidated entities	-	(735)	-	-
Net gain on sales of unconsolidated entities	-	28,101	-	-
Net gain (loss) on sales of land parcels	4,217	(1,395)	-	(234)
Income (loss) from continuing operations	83,998	(83,426)	38,966	(48,416)
Discontinued operations, net	851,199	379,409	68,435	246,628
Net income	935,197	295,983	107,401	198,212
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(40,780)	(13,099)	(4,505)	(8,932)
Partially Owned Properties	(832)	726	(414)	103
Net income attributable to controlling interests	893,585	283,610	102,482	189,383
Preferred distributions	(13,865)	(14,368)	(3,466)	(3,513)
Net income available to Common Shares	$879,720	$269,242	$99,016	$185,870

Earnings per share – basic:
Income (loss) from continuing operations available to Common Shares	$0.23	$(0.33)	$0.11	$(0.17)
Net income available to Common Shares	$2.98	$0.95	$0.33	$0.65
Weighted average Common Shares outstanding	294,856	282,888	295,990	285,916

Earnings per share – diluted:
Income (loss) from continuing operations available to Common Shares	$0.22	$(0.33)	$0.11	$(0.17)
Net income available to Common Shares	$2.95	$0.95	$0.33	$0.65
Weighted average Common Shares outstanding	312,065	282,888	312,731	285,916

Distributions declared per Common Share outstanding	$1.58	$1.47	$0.5675	$0.4575

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Year Ended December 31,		Quarter Ended December 31,
	2011	2010	2011	2010

Net income	$935,197	$295,983	$107,401	$198,212
Adjustments:
Net (income) loss attributable to Noncontrolling Interests –
Partially Owned Properties	(832)	726	(414)	103
Depreciation	646,963	613,146	166,849	157,301
Depreciation – Non-real estate additions	(5,519)	(6,566)	(1,317)	(1,724)
Depreciation – Partially Owned and Unconsolidated Properties	(3,062)	(1,619)	(799)	(770)
Net (gain) on sales of unconsolidated entities	-	(28,101)	-	-
Discontinued operations:
Depreciation	16,565	60,035	384	14,352
Net (gain) on sales of discontinued operations	(826,489)	(297,956)	(67,389)	(228,418)
Net incremental gain (loss) on sales of condominium units	1,993	1,506	(57)	887
Gain on sale of Equity Corporate Housing (ECH)	1,202	-	180	-

FFO (1) (3)	766,018	637,154	204,838	139,943

Adjustments (see page 26 for additional detail):
Asset impairment and valuation allowances	-	45,380	-	45,380
Property acquisition costs and write-off of pursuit costs (other expenses)	14,557	11,928	5,239	2,415
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	12,300	8,594	3,050	1,921
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(6,976)	(80)	(422)	(657)
Other miscellaneous non-comparable items	(12,369)	(6,186)	(4,607)	(994)

Normalized FFO (2) (3)	$773,530	$696,790	$208,098	$188,008

FFO (1) (3)	$766,018	$637,154	$204,838	$139,943
Preferred distributions	(13,865)	(14,368)	(3,466)	(3,513)

FFO available to Common Shares and Units - basic (1) (3) (4)	$752,153	$622,786	$201,372	$136,430

FFO available to Common Shares and Units - diluted (1) (3) (4)	$752,153	$623,288	$201,372	$136,433

FFO per share and Unit - basic	$2.44	$2.10	$0.65	$0.46

FFO per share and Unit - diluted	$2.41	$2.07	$0.64	$0.45

Normalized FFO (2) (3)	$773,530	$696,790	$208,098	$188,008
Preferred distributions	(13,865)	(14,368)	(3,466)	(3,513)

Normalized FFO available to Common Shares and Units - basic (2) (3) (4)	$759,665	$682,422	$204,632	$184,495

Normalized FFO available to Common Shares and Units - diluted (2) (3) (4)	$759,665	$682,924	$204,632	$184,539

Normalized FFO per share and Unit - basic	$2.47	$2.30	$0.66	$0.62

Normalized FFO per share and Unit - diluted	$2.43	$2.27	$0.65	$0.61

Weighted average Common Shares and Units outstanding - basic	308,062	296,527	309,120	299,363

Weighted average Common Shares and Units outstanding - diluted FFO	312,065	300,615	312,731	303,838

Weighted average Common Shares and Units outstanding - diluted Normalized FFO	312,065	300,615	312,731	303,942

Note:
See page 26 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 28 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	December 31,	December 31,
	2011	2010
ASSETS
Investment in real estate
Land	$4,367,816	$4,110,275
Depreciable property	15,554,740	15,226,512
Projects under development	160,190	130,337
Land held for development	325,200	235,247
Investment in real estate	20,407,946	19,702,371
Accumulated depreciation	(4,539,583)	(4,337,357)
Investment in real estate, net	15,868,363	15,365,014

Cash and cash equivalents	383,921	431,408
Investments in unconsolidated entities	12,327	3,167
Deposits – restricted	152,237	180,987
Escrow deposits – mortgage	10,692	12,593
Deferred financing costs, net	44,608	42,033
Other assets	187,155	148,992
Total assets	$16,659,303	$16,184,194

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,111,487	$4,762,896
Notes, net	5,609,574	5,185,180
Lines of credit	-	-
Accounts payable and accrued expenses	35,206	39,452
Accrued interest payable	88,121	98,631
Other liabilities	291,289	304,202
Security deposits	65,286	60,812
Distributions payable	179,079	140,905
Total liabilities	10,380,042	10,592,078

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	416,404	383,540

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,600,000 shares issued
and outstanding as of December 31, 2011 and December 31, 2010	200,000	200,000
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 297,508,185 shares issued
and outstanding as of December 31, 2011 and 290,197,242
shares issued and outstanding as of December 31, 2010	2,975	2,902
Paid in capital	5,047,186	4,741,521
Retained earnings	615,572	203,581
Accumulated other comprehensive (loss)	(196,718)	(57,818)
Total shareholders' equity	5,669,015	5,090,186
Noncontrolling Interests:
Operating Partnership	119,536	110,399
Partially Owned Properties	74,306	7,991
Total Noncontrolling Interests	193,842	118,390
Total equity	5,862,857	5,208,576
Total liabilities and equity	$16,659,303	$16,184,194

Equity Residential
Portfolio Summary
As of December 31, 2011

				% of Total	% of	Average
			Apartment	Apartment	Stabilized	Rental
	Markets	Properties	Units	Units	NOI	Rate (1)

1	New York Metro Area	30	8,514	7.0%	13.3%	$3,035
2	DC Northern Virginia	26	9,381	7.7%	11.4%	2,056
3	Los Angeles	46	9,613	7.9%	9.5%	1,787
4	South Florida	39	12,989	10.6%	9.5%	1,400
5	Boston	30	6,183	5.0%	8.2%	2,322
6	San Francisco Bay Area	37	8,628	7.1%	7.3%	1,688
7	Seattle/Tacoma	43	9,582	7.8%	7.0%	1,403
8	San Diego	14	4,963	4.1%	5.1%	1,825
9	Denver	23	7,970	6.5%	5.0%	1,134
10	Phoenix	31	8,880	7.3%	4.2%	930
11	Suburban Maryland	16	4,584	3.8%	3.9%	1,489
12	Orlando	24	7,265	6.0%	3.8%	1,009
13	Orange County, CA	11	3,490	2.9%	3.2%	1,578
14	Atlanta	16	4,800	3.9%	2.5%	1,040
15	Inland Empire, CA	10	3,081	2.5%	2.4%	1,434
16	All Other Markets (2)	29	7,150	5.9%	3.7%	1,077

	Total	425	117,073	96.0%	100.0%	1,589

	Military Housing	2	4,901	4.0%	-	-

	Grand Total	427	121,974	100.0%	100.0%	$1,589

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the month of December 2011.

(2)	All Other Markets - Each individual market is less than 2.0% of stabilized NOI.

Note:	Projects under development are not included in the Portfolio Summary until construction has been completed, at which time they are included at their projected stabilized NOI.

Equity Residential

Portfolio as of December 31, 2011

			Apartment
		Properties	Units

	Wholly Owned Properties	404	113,157
	Partially Owned Properties - Consolidated	21	3,916
	Military Housing	2	4,901

		427	121,974

Portfolio Rollforward Q4 2011
($ in thousands)

		Apartment	Purchase/
	Properties	Units	(Sale) Price	Cap Rate

9/30/2011	417	119,011

Acquisitions:
Rental Properties:
Consolidated - Stabilized	11	3,669	$681,300	5.2%
Land Parcels (four) (1)	-	-	$183,863
Dispositions:
Rental Properties:
Consolidated	(2)	(817)	$(98,825)	6.2%
Completed Developments	1	111

12/31/2011	427	121,974

Portfolio Rollforward 2011
($ in thousands)

		Apartment	Purchase/
	Properties	Units	(Sale) Price	Cap Rate

12/31/2010	451	129,604

Acquisitions:
Rental Properties:
Consolidated - Stabilized	20	6,103	$1,343,528	5.2%
Consolidated - Not Stabilized (2)	1	95	$39,520
Land Parcels (seven) (1)(3)	-	-	$202,313
Other (4)	-	-	$11,750
Dispositions:
Rental Properties:
Consolidated	(47)	(14,345)	$(1,482,239)	6.5%
Land Parcel (one) (5)	-	-	$(22,786)
Completed Developments	2	361
Configuration Changes	-	156

12/31/2011	427	121,974

(1)
Includes a vacant land parcel at 400 Park Avenue South in New York City acquired jointly by the Company and Toll Brothers (NYSE: TOL). The Company's and Toll Brothers' allocated portions of the purchase price were approximately $76.1 million and $57.9 million, respectively. Until the core and shell of the building is complete, the building and land will be owned jointly and are required to be consolidated on the Company's balance sheet. Thereafter, the Company will solely own and control the rental portion of the building (floors 2-22) and Toll Brothers will solely own and control the for sale portion of the building (floors 23-40). Once the core and shell are complete, the Toll Brothers' portion of the property will be deconsolidated from the Company's balance sheet.

(2)	The Company acquired one unoccupied property in the third quarter of 2011 (88 Hillside) that is expected to stabilize at a 6.3% yield on cost.
(3)	Includes entry into a long-term ground lease for a land parcel at 170 Amsterdam Avenue in New York City.
(4)	Represents the acquisition of a 97,000 square foot commercial building adjacent to our Harbor Steps apartment property in downtown Seattle for potential redevelopment.
(5)	Represents the sale of a land parcel, on which the Company no longer planned to develop, in suburban Washington, D.C.

Equity Residential

Fourth Quarter 2011 vs. Fourth Quarter 2010
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 105,861 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q4 2011	$467,059	$164,137	$302,922	$1,550	95.0%	13.4%
Q4 2010	$441,330	$159,703	$281,627	$1,471	94.6%	12.8%

Change	$25,729	$4,434	$21,295	$79	0.4%	0.6%

Change	5.8%	2.8%	7.6%	5.4%

Fourth Quarter 2011 vs. Third Quarter 2011
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 110,793 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q4 2011	$495,048	$172,675	$322,373	$1,569	95.0%	13.2%
Q3 2011	$493,902	$179,173	$314,729	$1,560	95.4%	17.7%

Change	$1,146	$(6,498)	$7,644	$9	(0.4%)	(4.5%)

Change	0.2%	(3.6%)	2.4%	0.6%

2011 vs. 2010
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 101,312 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

2011	$1,712,428	$617,712	$1,094,716	$1,481	95.2%	57.8%
2010	$1,630,482	$614,210	$1,016,272	$1,417	94.8%	56.9%

Change	$81,946	$3,502	$78,444	$64	0.4%	0.9%

Change	5.0%	0.6%	7.7%	4.5%

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 28 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
Fourth Quarter 2011 vs. Fourth Quarter 2010
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
			Q4 2011	Q4 2011	Q4 2011
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	7,277	12.6%	$3,070	96.0%	7.4%	5.0%	9.1%	6.1%	1.1%
2	DC Northern Virginia	7,974	10.7%	2,014	95.1%	6.0%	5.6%	6.2%	6.2%	(0.1%)
3	South Florida	12,113	9.6%	1,361	94.4%	4.8%	2.6%	6.1%	4.4%	0.3%
4	Los Angeles	7,688	8.2%	1,747	95.6%	3.6%	7.5%	1.5%	2.8%	0.7%
5	Boston	5,347	7.9%	2,300	96.0%	5.3%	(2.2%)	9.4%	5.0%	0.3%
6	San Francisco Bay Area	6,056	7.2%	1,854	95.0%	10.2%	0.9%	15.1%	9.6%	0.5%
7	Seattle/Tacoma	8,760	7.2%	1,398	94.1%	6.1%	3.5%	7.7%	5.0%	1.0%
8	Denver	7,970	5.9%	1,136	95.1%	8.9%	2.8%	11.8%	8.7%	0.1%
9	Phoenix	8,880	5.0%	929	95.0%	6.8%	(0.6%)	11.4%	6.2%	0.4%
10	San Diego	4,284	4.8%	1,724	94.4%	2.8%	(3.9%)	6.0%	3.1%	(0.3%)
11	Orlando	7,265	4.3%	1,012	94.7%	4.9%	4.3%	5.4%	4.3%	0.6%
12	Orange County, CA	3,490	3.7%	1,586	95.8%	4.9%	(1.5%)	7.9%	3.8%	1.0%
13	Suburban Maryland	4,005	3.4%	1,388	94.5%	2.6%	4.3%	1.8%	2.7%	(0.1%)
14	Atlanta	4,800	2.9%	1,040	96.0%	5.4%	0.2%	9.1%	5.3%	0.1%
15	Inland Empire, CA	3,081	2.7%	1,432	94.5%	2.6%	4.1%	1.9%	2.6%	0.0%
16	All Other Markets	6,871	3.9%	1,051	94.8%	6.0%	3.4%	8.0%	5.3%	0.7%

	Total	105,861	100.0%	$1,550	95.0%	5.8%	2.8%	7.6%	5.4%	0.4%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
Fourth Quarter 2011 vs. Third Quarter 2011
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
			Q4 2011	Q4 2011	Q4 2011
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	7,767	12.6%	$3,036	96.1%	1.0%	(1.9%)	3.1%	1.5%	(0.4%)
2	DC Northern Virginia	8,822	10.9%	1,994	95.1%	(0.5%)	(1.1%)	(0.3%)	0.5%	(1.0%)
3	South Florida	12,742	9.8%	1,386	94.5%	(0.1%)	(0.8%)	0.3%	(0.4%)	0.3%
4	Los Angeles	8,762	8.9%	1,774	95.7%	0.5%	4.3%	(1.4%)	0.1%	0.3%
5	Boston	5,821	8.4%	2,345	96.0%	1.1%	(12.0%)	8.4%	1.2%	(0.1%)
6	Seattle/Tacoma	9,582	7.4%	1,392	94.0%	(0.5%)	(3.8%)	1.5%	0.0%	(0.5%)
7	San Francisco Bay Area	6,194	6.9%	1,869	95.0%	1.9%	(5.9%)	6.1%	2.8%	(0.8%)
8	Denver	7,970	5.6%	1,136	95.1%	0.9%	(7.8%)	5.4%	1.4%	(0.5%)
9	Phoenix	8,880	4.7%	929	95.0%	0.4%	(7.4%)	5.3%	0.2%	0.2%
10	San Diego	4,284	4.5%	1,724	94.4%	(0.7%)	(1.6%)	(0.2%)	0.2%	(0.9%)
11	Orlando	7,265	4.1%	1,012	94.7%	(1.2%)	(10.5%)	5.3%	(0.4%)	(0.8%)
12	Suburban Maryland	4,462	3.8%	1,452	94.6%	(1.1%)	(4.3%)	0.6%	(0.8%)	(0.2%)
13	Orange County, CA	3,490	3.4%	1,586	95.8%	1.1%	(4.6%)	3.8%	0.8%	0.3%
14	Atlanta	4,800	2.7%	1,040	96.0%	0.0%	(7.8%)	5.7%	0.3%	(0.3%)
15	Inland Empire, CA	3,081	2.6%	1,432	94.5%	(0.4%)	(3.1%)	1.0%	(0.3%)	(0.1%)
16	All Other Markets	6,871	3.7%	1,051	94.8%	(0.7%)	0.5%	(1.6%)	0.2%	(0.9%)

	Total	110,793	100.0%	$1,569	95.0%	0.2%	(3.6%)	2.4%	0.6%	(0.4%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
2011 vs. 2010
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
			2011	2011	2011
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	South Florida	12,113	10.4%	$1,349	94.6%	4.5%	(0.2%)	7.6%	4.4%	0.1%
2	DC Northern Virginia	7,247	10.2%	1,919	95.7%	6.2%	1.3%	8.5%	6.2%	0.0%
3	New York Metro Area	5,887	10.2%	2,746	96.1%	5.9%	5.7%	6.1%	5.5%	0.4%
4	Los Angeles	7,463	8.8%	1,727	95.1%	2.7%	(0.8%)	4.6%	2.1%	0.6%
5	Boston	5,347	8.2%	2,259	96.0%	5.3%	(1.9%)	9.6%	4.4%	0.8%
6	Seattle/Tacoma	7,873	7.0%	1,390	94.3%	5.8%	0.8%	9.1%	4.5%	1.1%
7	San Francisco Bay Area	5,512	6.8%	1,786	95.7%	7.6%	1.3%	11.2%	6.6%	0.9%
8	Denver	7,762	6.0%	1,102	95.3%	7.3%	1.7%	10.2%	7.2%	0.0%
9	Phoenix	8,880	5.2%	911	95.1%	6.0%	(2.3%)	11.8%	5.2%	0.7%
10	San Diego	4,103	4.9%	1,691	94.9%	2.2%	(1.9%)	4.2%	2.0%	0.1%
11	Orlando	7,265	4.6%	1,004	95.1%	4.1%	2.6%	5.1%	3.4%	0.7%
12	Suburban Maryland	4,005	3.8%	1,384	94.9%	3.6%	(1.9%)	6.7%	3.7%	(0.2%)
13	Orange County, CA	3,307	3.7%	1,548	95.5%	3.3%	(1.2%)	5.4%	2.7%	0.6%
14	Inland Empire, CA	3,081	3.0%	1,422	94.8%	3.1%	(1.5%)	5.5%	3.1%	0.0%
15	Atlanta	4,596	2.9%	1,028	96.1%	4.1%	(1.4%)	8.5%	4.0%	0.1%
16	All Other Markets	6,871	4.3%	1,033	95.2%	5.3%	1.7%	8.2%	4.4%	0.8%

	Total	101,312	100.0%	$1,481	95.2%	5.0%	0.6%	7.7%	4.5%	0.4%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential

Fourth Quarter 2011 vs. Fourth Quarter 2010
Same Store Operating Expenses
$ in thousands - 105,861 Same Store Apartment Units

					% of Actual
					Q4 2011
	Actual	Actual	$	%	Operating
	Q4 2011	Q4 2010	Change	Change	Expenses

Real estate taxes	$47,857	$46,728	$1,129	2.4%	29.2%
On-site payroll (1)	37,428	35,355	2,073	5.9%	22.8%
Utilities (2)	24,817	24,688	129	0.5%	15.1%
Repairs and maintenance (3)	23,158	21,958	1,200	5.5%	14.1%
Property management costs (4)	18,122	17,653	469	2.7%	11.0%
Insurance	5,066	5,383	(317)	(5.9%)	3.1%
Leasing and advertising	3,044	3,490	(446)	(12.8%)	1.9%
Other on-site operating expenses (5)	4,645	4,448	197	4.4%	2.8%

Same store operating expenses	$164,137	$159,703	$4,434	2.8%	100.0%

2011 vs. 2010
Same Store Operating Expenses
$ in thousands - 101,312 Same Store Apartment Units

					% of Actual
					2011
	Actual	Actual	$	%	Operating
	2011	2010	Change	Change	Expenses

Real estate taxes	$169,432	$166,675	$2,757	1.7%	27.4%
On-site payroll (1)	144,346	144,878	(532)	(0.4%)	23.4%
Utilities (2)	96,702	95,083	1,619	1.7%	15.7%
Repairs and maintenance (3)	89,549	89,128	421	0.5%	14.5%
Property management costs (4)	68,497	65,219	3,278	5.0%	11.1%
Insurance	19,394	20,605	(1,211)	(5.9%)	3.1%
Leasing and advertising	11,515	14,266	(2,751)	(19.3%)	1.9%
Other on-site operating expenses (5)	18,277	18,356	(79)	(0.4%)	2.9%

Same store operating expenses	$617,712	$614,210	$3,502	0.6%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of December 31, 2011
(Amounts in thousands)
				Weighted
			Weighted	Average
			Average	Maturities
	Amounts (1)	% of Total	Rates (1)	(years)

Secured	$4,111,487	42.3%	4.84%	8.3
Unsecured	5,609,574	57.7%	5.15%	5.2

Total	$9,721,061	100.0%	5.01%	6.5

Fixed Rate Debt:
Secured - Conventional	$3,581,203	36.8%	5.56%	6.9
Unsecured - Public/Private	4,803,191	49.4%	5.84%	5.9

Fixed Rate Debt	8,384,394	86.2%	5.71%	6.3

Floating Rate Debt:
Secured - Conventional	64,428	0.7%	3.16%	1.5
Secured - Tax Exempt	465,856	4.8%	0.23%	20.9
Unsecured - Public/Private	806,383	8.3%	1.67%	0.9
Unsecured - Revolving Credit Facility (2)	-	-	1.42%	2.5

Floating Rate Debt	1,336,667	13.8%	1.36%	7.6

Total	$9,721,061	100.0%	5.01%	6.5

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the year ended December 31, 2011.

(2)
On July 13, 2011, the Company replaced its then existing unsecured revolving credit facility with a new $1.25 billion unsecured revolving credit facility maturing on July 13, 2014, subject to a one-year extension option exercisable by the Company. The interest rate on advances under the new credit facility will generally be LIBOR plus a spread (currently 1.15%) and the Company pays an annual facility fee of 0.2%. Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. Subsequent to year-end, the Company amended this facility to increase available borrowings by $500.0 million to $1.75 billion. The terms did not change, including the July 13, 2014 maturity date.

Note: The Company capitalized interest of approximately $9.1 million and $13.0 million during the years ended December 31, 2011 and 2010, respectively. The Company capitalized interest of approximately $3.2 million and $2.8 million during the quarters ended December 31, 2011 and 2010, respectively.

Debt Maturity Schedule as of December 31, 2011
(Amounts in thousands)

						Weighted	Weighted
						Average Rates	Average
	Fixed	Floating				on Fixed	Rates on
Year	Rate (1)	Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2012	$625,227	$536,355	(2)	$1,161,582	11.9%	6.04%	3.72%
2013	272,925	306,750		579,675	6.0%	6.71%	4.88%
2014	566,479	21,861		588,340	6.1%	5.32%	5.24%
2015	419,049	(149)	(3)	418,900	4.3%	6.31%	6.31%
2016	1,190,187	(149)	(3)	1,190,038	12.2%	5.34%	5.34%
2017	1,355,457	306		1,355,763	13.9%	5.87%	5.87%
2018	80,395	16,267		96,662	1.0%	5.72%	4.91%
2019	801,387	20,617		822,004	8.5%	5.49%	5.36%
2020	1,671,455	659		1,672,114	17.2%	5.50%	5.50%
2021	1,165,332	706		1,166,038	12.0%	4.64%	4.64%
2022+	236,501	433,444		669,945	6.9%	6.75%	2.84%

Total	$8,384,394	$1,336,667		$9,721,061	100.0%	5.56%	5.00%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of December 31, 2011.

(2)	Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

(3)	There is no floating rate debt maturing in 2015 and 2016. The amounts above represent amortization of discounts on floating rate debt.

Equity Residential
Unsecured Debt Summary as of December 31, 2011
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

Fixed Rate Notes:
	6.625%	03/15/12		$253,858	$(46)	$253,812
	5.500%	10/01/12		222,133	(164)	221,969
	5.200%	04/01/13	(1)	400,000	(148)	399,852
Fair Value Derivative Adjustments			(1)	(300,000)	-	(300,000)
	5.250%	09/15/14		500,000	(167)	499,833
	6.584%	04/13/15		300,000	(359)	299,641
	5.125%	03/15/16		500,000	(224)	499,776
	5.375%	08/01/16		400,000	(850)	399,150
	5.750%	06/15/17		650,000	(2,797)	647,203
	7.125%	10/15/17		150,000	(376)	149,624
	4.750%	07/15/20		600,000	(3,891)	596,109
	4.625%	12/15/21		1,000,000	(3,778)	996,222
	7.570%	08/15/26		140,000	-	140,000

				4,815,991	(12,800)	4,803,191

Floating Rate Notes:
		04/01/13	(1)	300,000	-	300,000
Fair Value Derivative Adjustments			(1)	6,383	-	6,383
Term Loan Facility	LIBOR+0.50%	10/05/12	(2)(3)	500,000	-	500,000

				806,383	-	806,383

Revolving Credit Facility:	LIBOR+1.15%	07/13/14	(2)(4)	-	-	-

Total Unsecured Debt				$5,622,374	$(12,800)	$5,609,574

(1)	Fair value interest rate swaps convert $300.0 million of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2)	Facilities are private. All other unsecured debt is public.

(3)
Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012. Subsequent to year-end, the Company entered into a new senior unsecured $500.0 million delayed draw term loan facility that may be drawn anytime on or before July 4, 2012 and is currently undrawn. If the Company elects to draw on this facility, the full amount of the principal will be funded in a single borrowing and the maturity date will be January 4, 2013, subject to two one-year extension options exercisable by the Company. The interest rate on advances under the new term loan facility will generally be LIBOR plus a spread (currently 1.25%), which is dependent on the credit rating of the Company's long term debt.

(4)
On July 13, 2011, the Company replaced its then existing unsecured revolving credit facility with a new $1.25 billion unsecured revolving credit facility maturing on July 13, 2014, subject to a one-year extension option exercisable by the Company. The interest rate on advances under the new credit facility will generally be LIBOR plus a spread (currently 1.15%) and the Company pays an annual facility fee of 0.2%. Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. Subsequent to year-end, the Company amended this facility to increase available borrowings by $500.0 million to $1.75 billion. The terms did not change, including the July 13, 2014 maturity date. As of January 31, 2012, there was approximately $1.72 billion available on the Company's unsecured revolving credit facility.

Equity Residential

Selected Unsecured Public Debt Covenants

	December 31,	September 30,
	2011	2011

Total Debt to Adjusted Total Assets (not to exceed 60%)	46.0%	43.6%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	19.4%	20.5%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.59	2.81

Total Unsecured Assets to Unsecured Debt	259.9%	293.2%
(must be at least 150%)

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Equity Residential

Capital Structure as of December 31, 2011
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt					$4,111,487	42.3%
Unsecured Debt					5,609,574	57.7%

Total Debt					9,721,061	100.0%	35.1%

Common Shares (includes Restricted Shares)			297,508,185	95.7%
Units (includes OP Units and LTIP Units)			13,492,543	4.3%

Total Shares and Units			311,000,728	100.0%
Common Share Price at December 31, 2011			$57.03
					17,736,372	98.9%
Perpetual Preferred Equity (see below)					200,000	1.1%

Total Equity					17,936,372	100.0%	64.9%

Total Market Capitalization					$27,657,433		100.0%

Perpetual Preferred Equity as of December 31, 2011
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	2011	2010	Q411	Q410

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	294,855,772	282,887,601	295,989,703	285,915,811
Shares issuable from assumed conversion/vesting of (1):
- OP Units	13,205,924	-	13,130,118	-
- long-term compensation shares/units	4,003,066	-	3,611,022	-

Total Common Shares and Units - diluted (1)	312,064,762	282,887,601	312,730,843	285,915,811

Weighted Average Amounts Outstanding for FFO and Normalized
FFO Purposes:
Common Shares - basic	294,855,772	282,887,601	295,989,703	285,915,811
OP Units - basic	13,205,924	13,639,866	13,130,118	13,446,804

FFO:
Total Common Shares and OP Units - basic	308,061,696	296,527,467	309,119,821	299,362,615
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	-	325,103	-	10,377
- long-term compensation shares/units	4,003,066	3,762,390	3,611,022	4,465,378

Total Common Shares and Units - diluted	312,064,762	300,614,960	312,730,843	303,838,370

Normalized FFO:
Total Common Shares and OP Units - basic	308,061,696	296,527,467	309,119,821	299,362,615
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	-	325,103	-	114,425
- long-term compensation shares/units	4,003,066	3,762,390	3,611,022	4,465,378

Total Common Shares and Units - diluted	312,064,762	300,614,960	312,730,843	303,942,418

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	297,508,185	290,197,242
Units (includes OP Units and LTIP Units)	13,492,543	13,612,037

Total Shares and Units	311,000,728	303,809,279

(1)
Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the year and quarter ended December 31, 2010.

Equity Residential
Partially Owned Entities as of December 31, 2011
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated
	Development Projects
	Held for
	and/or Under	Completed
	Development	and Stabilized	Other	Total

Total projects (1)	-	2	19	21

Total apartment units (1)	-	441	3,475	3,916

Operating information for the year ended 12/31/11 (at 100%):
Operating revenue	$-	$8,961	$57,916	$66,877
Operating expenses	249	3,868	19,115	23,232

Net operating (loss) income	(249)	5,093	38,801	43,645
Depreciation	-	4,163	15,117	19,280
General and administrative/other	152	6	123	281

Operating (loss) income	(401)	924	23,561	24,084
Interest and other income	6	6	10	22
Other expenses	(487)	-	(39)	(526)
Interest:
Expense incurred, net	(399)	(3,229)	(11,295)	(14,923)
Amortization of deferred financing costs	-	(382)	(366)	(748)

(Loss) income before income and other taxes and net gains
on sales of land parcels and discontinued operations	(1,281)	(2,681)	11,871	7,909
Income and other tax (expense) benefit	(57)	-	(6)	(63)
Net gain on sales of land parcels	4,217	-	-	4,217
Net gain on sales of discontinued operations	169	-	13,259	13,428

Net income (loss)	$3,048	$(2,681)	$25,124	$25,491

Debt - Secured (2):
EQR Ownership (3)	$-	$33,419	$159,068	$192,487
Noncontrolling Ownership	-	-	41,269	41,269

Total (at 100%)	$-	$33,419	$200,337	$233,756

(1) Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2) All debt is non-recourse to the Company.

(3) Represents the Company's current economic ownership interest.

Note: See page 23 for the discussion of the Company's unconsolidated Nexus Sawgrass and Domain developments.

Equity Residential
Development and Lease-Up Projects as of December 31, 2011
(Amounts in thousands except for project and apartment unit amounts)

					Total Book
		No. of	Total	Total	Value Not					Estimated	Estimated
		Apartment	Capital	Book Value	Placed in	Total	Percentage	Percentage	Percentage	Completion	Stabilization
Projects	Location	Units	Cost (1)	to Date	Service	Debt	Completed	Leased	Occupied	Date	Date

Consolidated

Projects Under Development - Wholly Owned:
Savoy III	Aurora, CO	168	$23,856	$15,785	$15,785	$-	80%	1%	-	Q2 2012	Q2 2013
2201 Pershing Drive	Arlington, VA	188	64,242	30,927	30,927	-	43%	-	-	Q3 2012	Q3 2013
Chinatown Gateway	Los Angeles, CA	280	92,920	35,011	35,011	-	11%	-	-	Q3 2013	Q2 2015
Westgate Block 2	Pasadena, CA	252	125,293	35,086	35,086	-	1%	-	-	Q1 2014	Q1 2015
The Madison	Alexandria, VA	360	115,072	27,376	27,376	-	1%	-	-	Q1 2014	Q2 2015
Market Street Landing	Seattle, WA	287	90,024	16,005	16,005	-	1%	-	-	Q1 2014	Q3 2015

Projects Under Development - Wholly Owned		1,535	511,407	160,190	160,190	-

Projects Under Development		1,535	511,407	160,190	160,190	-

Completed Not Stabilized - Wholly Owned (2):
88 Hillside (3)	Daly City, CA	95	39,520	39,520	-	-		52%	47%	Completed	Q2 2012
Ten23 (formerly 500 West 23rd Street) (4)	New York, NY	111	55,555	53,002	-	-		18%	-	Completed	Q4 2012

Projects Completed Not Stabilized - Wholly Owned		206	95,075	92,522	-	-

Projects Completed Not Stabilized		206	95,075	92,522	-	-

Completed and Stabilized During the Quarter - Wholly Owned:
425 Mass (3)	Washington, D.C.	559	166,750	166,750	-	-		96%	93%	Completed	Stabilized
Vantage Pointe (3)	San Diego, CA	679	200,000	200,000	-	-		93%	91%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Wholly Owned		1,238	366,750	366,750	-	-

Projects Completed and Stabilized During the Quarter		1,238	366,750	366,750	-	-

Total Consolidated Projects		2,979	$973,232	$619,462	$160,190	$-

Land Held for Development (5)		N/A	N/A	$325,200	$325,200	$-

Unconsolidated

Projects Under Development - Unconsolidated:
Domain (6)	San Jose, CA	444	$154,570	$38,148	$38,148	$-	2%	-	-	Q1 2013	Q1 2015
Nexus Sawgrass (formerly Sunrise Village) (6)	Sunrise, FL	501	78,212	22,940	22,940	-	10%	-	-	Q3 2013	Q3 2014

Projects Under Development - Unconsolidated		945	232,782	61,088	61,088	-

Projects Under Development		945	232,782	61,088	61,088	-

Total Unconsolidated Projects		945	$232,782	$61,088	$61,088	$-

							Total Capital	Q4 2011
NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS							Cost (1)	NOI
Projects Under Development							$511,407	$(2)
Completed Not Stabilized							95,075	(325)
Completed and Stabilized During the Quarter							366,750	6,287
Total Consolidated Development NOI Contribution							$973,232	$5,960

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(3)	The Company acquired these completed development projects prior to stabilization and has continued or is finishing lease-up activities.

(4)	Ten23 - The land under this development is subject to a long term ground lease.

(5)	Includes $58.3 million funded by Toll Brothers (NYSE: TOL) for their allocated share of a vacant land parcel at 400 Park Avenue South in New York City. See page 11 for further discussion.

(6)
These development projects are owned 20% by the Company and 80% by an institutional partner in two separate unconsolidated joint ventures. Total project costs are approximately $232.8 million and construction will be predominantly funded with two separate long-term, non-recourse secured loans from the partner. The Company is responsible for constructing the projects and has given certain construction cost overrun guarantees. The Company's remaining funding obligations are currently estimated at $5.4 million.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Year Ended December 31, 2011
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures

	Total		Avg. Per		Avg. Per		Avg. Per		Avg. Per	Building	Avg. Per		Avg. Per			Avg. Per
	Apartment	Expense	Apartment	Payroll	Apartment		Apartment	Replacements	Apartment	Improvements	Apartment		Apartment		Grand	Apartment
	Units (1)	(2)	Unit	(3)	Unit	Total	Unit	(4)	Unit	(5)	Unit	Total	Unit		Total	Unit

Same Store Properties (6)	101,312	$89,549	$884	$73,921	$730	$163,470	$1,614	$70,937	$700	$49,674	$490	$120,611	$1,190	(9)	$284,081	$2,804

Non-Same Store Properties (7)	15,761	12,080	1,058	9,046	793	21,126	1,851	7,505	658	13,827	1,211	21,332	1,869		42,458	3,720

Other (8)	-	4,079		6,978		11,057		2,147		362		2,509			13,566

Total	117,073	$105,708		$89,945		$195,653		$80,589		$63,863		$144,452			$340,105

(1)
Total Apartment Units - Excludes 4,901 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $38.1 million spent in 2011 on apartment unit renovations/rehabs (primarily kitchens and baths) on 5,416 apartment units (equating to about $7,000 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2012, the Company expects to spend approximately $39.2 million rehabbing 4,700 apartment units (equating to about $8,300 per apartment unit rehabbed).

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2010, less properties subsequently sold.

(7)
Non-Same Store Properties - Primarily includes all properties acquired during 2010 and 2011, plus any properties in lease-up and not stabilized as of January 1, 2010. Per apartment unit amounts are based on a weighted average of 11,414 apartment units.

(8)	Other - Primarily includes expenditures for properties sold during the period.

(9)
For 2012, the Company estimates that it will spend approximately $1,225 per apartment unit of capital expenditures for its same store properties inclusive of apartment unit renovation/rehab costs, or $850 per apartment unit excluding apartment unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2011	2010	2011	2010

REVENUES
Rental income	$96,156	$289,921	$2,003	$70,247

Total revenues	96,156	289,921	2,003	70,247

EXPENSES (1)
Property and maintenance	47,972	115,215	285	28,116
Real estate taxes and insurance	6,152	23,306	319	5,536
Depreciation	16,653	60,257	384	14,407
General and administrative	53	42	4	10

Total expenses	70,830	198,820	992	48,069

Discontinued operating income	25,326	91,101	1,011	22,178

Interest and other income	184	800	44	14
Interest (2):
Expense incurred, net	(203)	(10,070)	(31)	(3,929)
Amortization of deferred financing costs	(840)	(292)	(190)	(33)
Income and other tax (expense) benefit	243	(86)	212	(20)

Discontinued operations	24,710	81,453	1,046	18,210
Net gain on sales of discontinued operations	826,489	297,956	67,389	228,418

Discontinued operations, net	$851,199	$379,409	$68,435	$246,628

(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations

	Normalized
	FFO Reconciliations
	Guidance Q4 2011
	to Actual Q4 2011
	Amounts	Per Share

Guidance Q4 2011 Normalized FFO - Diluted (2) (3)	$204,840	$0.655
Property NOI	1,613	0.005
Interest expense	(1,653)	(0.005)
Other	(168)	(0.001)

Actual Q4 2011 Normalized FFO - Diluted (2) (3)	$204,632	$0.654

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Year Ended December 31,			Quarter Ended December 31,
	2011	2010	Variance	2011	2010	Variance

Impairment	$-	$45,380	$(45,380)	$-	$45,380	$(45,380)
Asset impairment and valuation allowances	-	45,380	(45,380)	-	45,380	(45,380)

Property acquisition costs (other expenses) (A)	9,482	6,656	2,826	4,216	655	3,561
Write-off of pursuit costs (other expenses)	5,075	5,272	(197)	1,023	1,760	(737)
Property acquisition costs and write-off of pursuit costs (other expenses)	14,557	11,928	2,629	5,239	2,415	2,824

Prepayment premiums/penalties (interest expense)	-	2,456	(2,456)	-	2,298	(2,298)
Write-off of unamortized deferred financing costs (interest expense) (B)	7,227	1,048	6,179	2,880	44	2,836
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(89)	(2,689)	2,600	-	(2,365)	2,365
Non-cash convertible debt discount (interest expense)	4,992	7,779	(2,787)	-	1,944	(1,944)
Loss due to ineffectiveness of forward starting swaps (interest expense)	170	-	170	170	-	170
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	12,300	8,594	3,706	3,050	1,921	1,129

Net (gain) loss on sales of land parcels	(4,217)	1,395	(5,612)	-	234	(234)
Net incremental (gain) loss on sales of condominium units	(1,993)	(1,506)	(487)	57	(887)	944
Income and other tax expense (benefit) - Condo sales	(365)	31	(396)	(299)	(4)	(295)
(Gain) on sale of Equity Corporate Housing (ECH), net of severance	(401)	-	(401)	(180)	-	(180)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(6,976)	(80)	(6,896)	(422)	(657)	235

Insurance/litigation settlement expense (property and maintenance)	-	1,680	(1,680)	-	1,680	(1,680)
Insurance/litigation settlement proceeds (interest and other income)	(800)	(5,192)	4,392	(800)	-	(800)
Prospect Towers garage insurance proceeds (real estate taxes and insurance)	(6,103)	(2,674)	(3,429)	(3,378)	(2,674)	(704)
Termination of royalty participation in LRO (interest and other income)	(4,537)	-	(4,537)	-	-	-
Final profit participation in third-party management company (interest and other income)	(200)	-	(200)	(200)	-	(200)
Forfeited deposits (interest and other income)	(729)	-	(729)	(229)	-	(229)
Other miscellaneous non-comparable items	(12,369)	(6,186)	(6,183)	(4,607)	(994)	(3,613)

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$7,512	$59,636	$(52,124)	$3,260	$48,065	$(44,805)

(A)	For the year ended December 31, 2011, includes $1.8 million of transaction costs related to the potential Archstone transaction.

(B)	For the year ended December 31, 2011, includes $2.6 million of bridge loan costs related to the potential Archstone transaction.

Note: See page 28 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis.

2012 Normalized FFO Guidance (per share diluted)

	Q1 2012	2012

Expected Normalized FFO (2) (3)	$0.58 to $0.62	$2.68 to $2.78

2012 Same Store Assumptions

Physical occupancy		95.2%
Revenue change		5.0% to 6.0%
Expense change		1.5% to 2.5%
NOI change		6.5% to 8.5%

(Note: 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2012 Transaction Assumptions

Consolidated rental acquisitions		$1.25 billion
Consolidated rental dispositions		$1.25 billion
Capitalization rate spread		125 basis points

2012 Debt Assumptions (see Note)

Weighted average debt outstanding		$9.4 billion to $9.6 billion
Weighted average interest rate (reduced for capitalized interest)		4.88%
Interest expense		$458.0 million to $468.0 million

(Note: Debt guidance assumes the delayed draw term loan is drawn in July 2012 and assumes no other debt offerings during 2012)

2012 Other Guidance Assumptions (see Note)

General and administrative expense		$45.0 million to $46.0 million
Interest and other income		$0.5 million to $1.0 million
Income and other tax expense		$0.5 million to $1.5 million
Equity ATM share offerings		No additional amounts budgeted
Weighted average Common Shares and Units - Diluted		316.6 million

Note: All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit and property acquisition costs, are not included in the estimates provided on this page. See page 28 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 8, 26 and 27

			Expected	Expected
	Expected Q4 2011		Q1 2012	2012
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (5)	$46,599	$0.149	$0.55 to $0.59	$2.34 to $2.44
Add: Expected depreciation expense	170,437	0.545	0.57	2.51
Less: Expected net gain on sales (5)	(14,476)	(0.046)	(0.55)	(2.20)

Expected FFO - Diluted (1) (3)	202,560	0.648	0.57 to 0.61	2.65 to 2.75

Asset impairment and valuation allowances	-	-	-	-
Property acquisition costs and write-off of pursuit costs (other expenses)	5,034	0.016	0.01	0.04
Debt extinguishment (gains) losses, including prepayment penalties, preferred
share redemptions and non-cash convertible debt discounts	67	-	-	-
(Gains) losses on sales of non-operating assets, net of income and other
tax expense (benefit)	(346)	(0.001)	-	(0.01)
Other miscellaneous non-comparable items	(2,475)	(0.008)	-	-

Expected Normalized FFO - Diluted (2) (3)	$204,840	$0.655	$0.58 to $0.62	$2.68 to $2.78

Definitions and Footnotes for Pages 8, 26 and 27

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs (other expenses);
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates). FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.  FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling  Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)
Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings.  Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 12

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for 2011 and Fourth Quarter 2011 Same Store Properties:

	Year Ended December 31,		Quarter Ended December 31,
	2011	2010	2011	2010

Operating income	$573,332	$376,077	$162,148	$76,503
Adjustments:
Non-same store operating results	(164,438)	(53,734)	(35,947)	(5,285)
Fee and asset management revenue	(9,026)	(9,476)	(2,344)	(1,880)
Fee and asset management expense	4,279	4,998	1,072	756
Depreciation	646,963	613,146	166,849	157,301
General and administrative	43,606	39,881	11,144	8,852
Impairment	-	45,380	-	45,380

Same store NOI	$1,094,716	$1,016,272	$302,922	$281,627

CONTACT:
Equity Residential
Marty McKenna, (312) 928-1901